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                                                                 EXHIBIT 23.1


Consent


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 28, 2003, in the Registration Statement (Form S-4 No. 333-00000) and related Prospectus of Haights Cross Communications, Inc. for the registration of its $140,000,000 11 3/4% Senior Notes due 2011.

                                    /s/ Ernst & Young LLP
New York, New York
October 1, 2003